Exhibit 99.1

                                   MEASUREMENT
                                   SPECIALTIES

Contact:   Frank Guidone, CEO
          (973) 808-3020

          Boutcher & Boutcher Investor Relations
          Aimee Boutcher
          (973) 239-2878
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

         MEASUREMENT SPECIALTIES ANNOUNCES CHANGES IN BOARD OF DIRECTORS


Fairfield, NJ, October 15, 2003 - Measurement Specialties, Inc. (AMEX: MSS), a designer and manufacturer of sensors and sensor-based consumer products, today announced Joe Mallon has resigned from the Company's Board of Directors, effective today. R. Barry Uber will fill the vacancy created by Mr. Mallon's resignation. Joe Mallon served as Chairman of the Board from April 1995 until January 2003 and as Chief Executive Officer from April 1995 to June 2002. From April 1995 to February 1998, Mr. Mallon also served as President.

Joe Mallon commented "I leave the Board of Directors of MSI with regret, but also with pleasure at having been given the opportunity to help see the Company through a difficult period to its present position of relative strength. This is a great company, with a strong product and technology portfolio and many opportunities for future growth. I have confidence in the Company and in its management team."

"While Joe has had some meaningful challenges during his tenure, it was his foresight that put MSI in the sensors business", commented Frank Guidone, CEO. "His knowledge and guidance with respect to the sensor marketplace has been very valuable to me." Guidone continued, "I am very excited about the addition of Barry Uber to the Board. Barry's operating experience and network, particularly in the heavy equipment industry, will be a tremendous resource to the management team."

Mr. Uber is the former President/COO of American Commercial Barge Line and the former President/CEO of North American Van Lines. Prior to that role, Mr. Uber spent 30 years at Ingersoll-Rand Company, where he held continuously expanding global responsibilities including his last role as corporate officer and President of the $ 1.2 billion Construction & Mining Group.

"I look forward to working with the MSI management team as they transition from a period of restructuring and focus on future growth, driving the continued recovery and further creation of shareholder value", commented Mr. Uber.




COMPANY CONTACT: FRANK GUIDONE, CEO - 973 808-3020
INVESTOR/MEDIA CONTACT: AIMEE BOUTCHER - 973 239-2878


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     Measurement Specialties is a designer and manufacturer of sensors, and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

     This release includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding non-recurring expenses, and resolution of pending litigation. Forward looking statements may be identified by such words or phases "should", "intends", "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions. The forward looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; the outcome of the class action lawsuits filed against the Company; the outcome of the current SEC investigation of the Company; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active disposition program. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.


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